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                                                                       EXHIBIT 7

                       NONSTATUTORY STOCK OPTION AGREEMENT
                      CONTINENTAL SOUTHERN RESOURCES, INC.
                               2004 INCENTIVE PLAN

         1. Grant of Option. Pursuant to the Continental Southern Resources, Inc. 2004 Incentive Plan (the "Plan") for employees, consultants and outside directors of Continental Southern Resources, Inc., a Nevada corporation (the "Company"), the Company grants to

                         ______________________________
                              (the "Participant"),

an option to purchase shares of Common Stock ("Common Stock") of the Company as follows:

         On the date hereof, the Company grants to the Participant an option (the "Option" or "Stock Option") to purchase 250,000 (nonstatutory) full shares (the "Optioned Shares") of Common Stock at an Option Price equal to $2.00 per share. The Date of Grant of this Stock Option is February 26, 2004.

The "Option Period" shall commence on the Date of Grant and shall expire on the date immediately preceding the fifth (5th) anniversary of the Date of Grant. The Stock Option is a Nonstatutory Stock Option.

         2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Committee. In addition, if the Plan previously has not been approved by the Company's stockholders, the Stock Option is granted subject to such stockholder approval.

         3. Vesting: Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Stock Option shall be vested and exercisable as follows:

                  a. With respect to 33.3% of the total Optioned Shares, the Stock Option shall vest and become exercisable on January 1, 2005 provided the Participant is employed by (or, if the Participant is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

                  b. With respect to 33.3% of the total Optioned Shares, the Stock Option shall vest and become exercisable on January 1, 2006 provided the Participant is employed by (or, if the Participant is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

                  c. With respect to 33.3% of the total Optioned Shares, the Stock Option shall vest and become exercisable on January 1, 2007 provided the Participant is

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         employed by (or, if the Participant is a consultant or an Outside
         Director, is providing services to) the Company or a Subsidiary on that date.

                  d. A Participant shall become 100% vested in the total Optioned Shares hereunder on the day preceding an event which constitutes a Change in Control as defined in the Plan.

         4. Term; Forfeiture. In the event of Participant's termination of employment with the Company and its affiliates (a "Termination of Employment") for any reason (including for Cause) other than Participant's death, Disability or Retirement, the Option outstanding on such date of Termination of Employment, to the extent vested on such date, may be exercised by Participant (or, in the event of Participant's subsequent death, by Participant's Heir (as defined below)) within three months following such Termination of Employment, but not thereafter. In the event that, as a result of such Termination of Employment, Participant is eligible to receive severance benefits under any Company plan, program or severance agreement, the Option outstanding on such date of Termination of Employment, to the extent vested on such date, may be exercised by Participant (or, in the event of Participant's subsequent death, by Participant's Heir (as defined below)) within twelve months following such Termination of Employment, but not thereafter. However, in no event shall the Option be exercisable after the fifth (5th) anniversary of the Grant Date. To the extent the Option is not vested on Participant's date of Termination of Employment, the Option shall automatically lapse and be canceled unexercised as of such date.

         In the event of Participant's Termination of Employment by reason of death, Disability or Retirement, as defined by the Committee in its sole discretion pursuant to the terms of the Plan, the Option shall be fully vested on such date of termination and may be exercised by Participant or, in the event of Participant's death, by the person to whom Participant's rights shall pass by will or the laws of descent and distribution ("Heir"), at any time within the two-year period beginning on Participant's Termination of Employment, but not thereafter. However, in no event shall the Option be exercisable after the fifth
(5th) anniversary of the Grant Date.

         5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant's guardian or personal or legal representative (in the event of his or her Disability or by a broker dealer subject to Section 2.3 of the Plan).

         6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

         7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Option may be exercised by the delivery of written notice to the Committee or designated Company representative setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable to the Company in full in either: (i) in cash or its equivalent, or (ii) subject

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to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Participant shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

         The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "cashless exercise" with a broker of the Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. A "cashless exercise" of an Option is a procedure by which a broker provides the funds to the Participant to effect an Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Participant, the broker will either (i) sell all of the Shares received when the Option is exercised and pay the Participant the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Participant (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act (if the Company is a Publicly Held Corporation). In no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a "cashless exercise," if such form of consideration would violate the Sarbanes-Oxley Act of 2002 as determined by the Committee in its discretion.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Participant, in the name of the Participant or other appropriate recipient, Share certificates for the number of Shares purchased under the Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Participant or other appropriate recipient.

         If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, then the Option, and right to purchase such Shares may be forfeited by the Company.

         8. Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order that would qualify as a qualified domestic relations order as defined in Section 414(p) of the Code, if such provision were applicable to the Stock Option.

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         9.       Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Participant for the Optioned Shares. The Optioned Shares shall be subject to the terms and conditions of this Agreement and Plan regarding such Shares. Except as otherwise provided in
Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         10. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Section 5.5 of the Plan.

         11. Nonstatutory Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.

         12. Community Property. Each spouse individually is bound by, and such spouse's interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

         13.      Dispute Resolution.

                  a. Arbitration. All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures:

                           i. After a dispute or controversy arises, any party may, in a written notice delivered to the other parties to the dispute, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.

                           ii. Within 30 days after receipt of such demand, the other parties shall, in a written notice delivered to the first party, name such parties' arbitrator (who shall be an impartial person). If such parties fail to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the "AAA"). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section for the original appointment of such arbitrator.

                           iii. Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Houston, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the

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                  substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.

                           iv. The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by the arbitrators and the written award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.

                           v. Except as set forth in Section 13.b., the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

         No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.

                  b.       Emergency Relief. Notwithstanding anything in this
         Section 13 to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party's rights under Section 13.

         14. Participant's Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority or Company policies, or the rules of the stock exchange on which the Common Stock is listed. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations, rules of the stock exchange on which the Common Stock is listed and policies of the Company.

         15. Investment Representation. The Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws.

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         16.      Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee, the Company or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

         17. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

         18. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company, its Affiliates or any Parent or Subsidiary or their Affiliates, whether as an employee or as a consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any of the other foregoing entities to discharge the Participant as an employee, consultant or Outside Director at any time.

         19. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

         20. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

         21. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

         22. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their

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respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. [No person or entity shall be permitted to acquire any Optioned Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.]

         23. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted by the Plan.

         24. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

         25. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         26. Independent Legal and Tax Advice. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

         27. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

                  a. Notice to the Company shall be addressed and delivered as follows:

                           Continental Southern Resources, Inc.
                           1001 Fannin, Suite 1700
                           Houston, Texas 77002
                           Attn: Secretary
                           Facsimile: (713) 307-8793

                  b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

         28.      Tax Requirements.

                  a. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan and this Option.

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                  b.       Share Withholding. With respect to tax withholding
         required upon the exercise of Stock Options or upon any other taxable event arising as a result of the Stock Option, Participant may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                   COMPANY:

                                   CONTINENTAL SOUTHERN RESOURCES,
                                   INC.

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   PARTICIPANT:

                                   *
                                   ---------------------------------------------
                                   * A form of this Agreement was executed by
                                      each of William L. Transier and John N.
                                      Seitz

                                   Address: ____________________________________
                                   _____________________________________________
                                   _____________________________________________

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